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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statements (Forms S-8 No. 333-9830 and No. 333-12800) pertaining to the Employees' and Directors Equity Incentive Plan of Lions Gate Entertainment Corp. and to the incorporation by reference therein of our report dated July 1, 2002, with respect to the consolidated financial statements of Lions Gate Entertainment Corp. included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.


                                                /S/   ERNST & YOUNG LLP

Los Angeles, California
July 15, 2002